Exhibit 10j.(14)

Rate Schedule TF-2 Service Agreement

Contract No. 100309

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company, Inc. (Shipper) Restates the Service Agreement made and entered into on January 12. 1994.

WHEREAS:

A	Pursuant to Section 11.4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff, Transporter and Shipper desire to restate the Service Agreement dated January 12, 1994 (“Contract # 100309”) in the format of Northwest’s currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B	The storage redelivery service hereunder is related to that certain Rate Schedule LS-1 service agreement (#100605), dated January 12,1994.

C	Significant events and previous amendments of Contract 100309 reflected in the contract restatement include:

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

Shipper originally entered into Contract #100309 pursuant to the provisions of the approved Joint Offer of Settlement in Docket No. RP93-5-011 which unbundled the storage and redelivery transportation services, effective April 1, 1994.

1. Tariff Incorporation. Rate Schedule TF-2 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-2, as such may be revised from time to time in Transporter’s FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2. Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Annual Contract Quantity, the Maximum Daily Quantity at the Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A.

3. Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. The Monthly Billing Quantity for reservation charges is set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) for the Rate Schedule TP-2 set forth in the Statement of Rates in the Tariff, as revised from time to time, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4. Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies, through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5. Non-Conforming Provisions. All aspects in which the Agreement deviates for the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commissions acceptance of Transporter’s filing of the non-conforming Agreement.

6. Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7. Exhibit Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If Exhibits B. C and/or D apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement.

8. Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9. Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Original Service Agreement (Firm Redelivery Transportation) dated January 12, 1994.

IN WITNESS HEREOF, Transporter and Shipper have executed this on January 12, 2008.

Northwest Natural Gas Company	Northwest Pipeline GF

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

(Dated January 21. 2008, Effective January 21, 2008;

to the

Rate Schedule TF-2 Service Agreement

(Contract No. 100309)

between Northwest Pipeline

GP and Northwest Natural Gas Company

SERVICE DETAILS

1. Transportation Contract Demand: 60,000 Dth per day

2. Annual Contract Quantity: 478,900 Dth

3. Monthly Billing Quantity: 1,312 Dth

4. Primary Receipt Pont:

Point ID Name	Maximum Daily Quantities (Dth)

194 PLYMOUTH LNG RECEIPT	60100

Total	60100

5. Primary Delivery Point(s):

Delivery of natural gas b Transportation to Shipper shall be at or near the points whose location are described in Shipper’s currently effective Service Agreement (Contract No. 100005) under Rate Schedule TF-1.

6. Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of Monthly Billing Quantity):

Maximum Base Tariff Rate

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate

c.	Rate Discount Conditions Consistent with Section 3.3 of Rate Schedule TF-2:

Not Applicable

7. Transportation Term:

a.	Primary Term Begin Date:

April 01, 1994

b.	Primary Term End Date:

October 31, 2004

c.	Evergreen Provision:

Yes, grandfathered unilateral evergreen under Section 14.3 of Rate Schedule TP-2

8. Regulatory Authorization: 18 CFR 284.223

9. Additional Exhibits:

Exhibit B No

Exhibit C No

Exhibit D No